McGLADREY & PULLEN, LLP
                  Certified Public Accountants and Consultants


                         CONSENT OF INDEPENDENT AUDITORS


     We hereby consent to the use of our report dated April 10, 1998, on the financial statements of New York Equity Fund, a series of The New York State Opportunity Funds, which is included in the Statement of Additional Informaiton, in Post-Effective Amendment No. 2 to the Registration Statement on Form N-1A as filed with the Securities and Exchange Commission.

     We also consent to the reference to our firm in the Prospectus under the caption "Financial Highlights" and in the Statement of Additional Information under the caption "Independent Auditors".


                                                /s/McGladrey & Pullen, LLP
                                                   McGladrey & Pullen, LLP

New York, New York

July 31, 1998